UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 17, 2004

                             TETON PETROLEUM COMPANY
             (Exact name of registrant as specified in its charter)

         Delaware                   001-31679                  84-1482290
         --------                   ---------                  ----------
 (State of incorporation)      (Commission File No.)         (IRS Employer
                                                           Identification No.)

                            1600 Broadway, Suite 2400
                              Denver, CO 80202-4921
          (Address of principal executive offices, including zip code)

                                 (303) 542-1878
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

      |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

      On December 17, 2004, Teton Petroleum Company ("we" or the "company") purchased an option through a binding letter of intent with [*] ("[*]") entitling the Company, if exercised, to acquire certain oil and gas leases covering [*] acres in North America. Execution of the option is subject to the satisfactory results of a due diligence investigation and the approval of our board of directors.

      If the option is exercised, the purchase price for the acreage will be approximately $[*], of which $[*] will be payable in unregistered shares of our common stock, valued at $1.75 per share. In addition, we will issue a warrant to [*] entitling it to purchase one share of our common stock for each two shares of common stock issued to [*] as part of the purchase price, exercisable period of three years at an exercise price of $1.75 per share. The cost of the option paid to [*] was $25,000, and is nonrefundable. The purchase price for the acreage is subject to adjustment if there are title defects or environmental problems with any of the leases.

      In the event the option is exercised, but it is later determined that the total acres with acceptable title and environmental conditions is less than 138,063 acres, we have the right to terminate the agreement.

      [*] will also retain an overriding royalty interest in the acreage. The letter of intent also provides for the establishment of an Area of Mutual Interest with [*] that will give us the right to purchase additional leases acquired by [*] in the Area of Mutual Interest through December 31, 2007.

      We expect to close the transaction on April 15, 2005, provided that the option is exercised and the contingencies set forth in the letter of intent are met.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated:  December 23, 2004               TETON PETROLEUM COMPANY


                                        By: /s/ Karl F. Arleth
                                           -------------------------------------
                                           Karl F. Arleth,
                                           Chief Executive Officer and
                                           President


                                       2

[*] Confidential Information has been omitted pursuant to a request for confidential treatment and filed separately with the Commission.